Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	Jurisdiction:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	J.M. Hollister, LLC (e)	Ohio
15.	Ruehl No. 925, LLC (e)	Ohio
16.	Gilly Hicks, LLC (e)	Ohio
17.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
18.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
19.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
20.	A&F Canada Holding Co. (f)	Delaware
21.	Abercrombie & Fitch Trading Co. (g)	Ohio
22.	AFH Canada Stores Co. (h)	Nova Scotia
23.	AFH Japan GK (i)	Japan
24.	Abercrombie & Fitch Italia SRL (i)	Italy
25.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
26.	AFH Stores UK Limited (i)	United Kingdom
27.	Abercrombie & Fitch (France) SAS (i)	France
28.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
29.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
30.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
31.	European Regional Inventory Control NL B.V. (i)	The Netherlands
32.	AFH Hong Kong Limited (i)	Hong Kong
33.	A&F Hollister Ireland Limited (i)	Ireland
34.	AFH Hong Kong Stores Limited (i)	Hong Kong
35.	AFH Singapore Pte. Ltd. (i)	Singapore
36.	A&F HCo Stores AT GmbH (i)	Austria
37.	AFH Belgium SPRL (i)*	Belgium
38.	AFH Korea Yuhan Hoesa (i)	South Korea
39.	AFH Poland Sp. Z o.o (i)	Poland
40.	AFHCo Stores NL BV (i)	The Netherlands
41.	AFH Fulfillment NL BV (i)	The Netherlands
42.	AFH Australia Pty. Ltd. (i)	Australia
43.	AFH Finland Oy (i)	Finland
44.	AFH Taiwan Co., Ltd. (i)	Taiwan

45.	AFH Logistics DWC-LLC (i)	United Arab Emirates (Dubai)
46.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
47.	Hollister Co. California, LLC (j)	California
48.	AFH Germany GmbH (k)	Germany
49.	AFH Sweden AB (k)	Sweden
50.	AFH Trading (Shanghai) Co., Ltd. (l)	China
51.	AFH International Trading Shanghai Co., Ltd. (l)	China
52.	Hollister Fashion L.L.C (m)	United Arab Emirates (Dubai)
53.	AFH BLP HK Limited (i)	Hong Kong
54.	AFH Netherlands I B.V. (f)	Netherlands
55.	Majid Al Futtaim Fashion Apparel Ready / WLL (p)	Kuwait
56.	Abercrombie & Fitch Europe Holding GmbH (n)	Switzerland

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of Majid Al Futlaim Fashion LLC (51%) and AFH Logistics DWC-LLC (49%)
(n)	Wholly-owned subsidiary of AFH Netherlands I B.V.
(o)	Subsidiary of AFH Netherlands II B.V. (56%) and Abercrombie & Fitch Trading Co. (44%)
(p)	A&F has no equity interest in this joint venture

*	Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe Sagl owns the remaining 169,997 shares.